UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2009

United Fire & Casualty Company
(Exact name of registrant as specified in its charter)

Iowa	001-34257	42-0644327
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (319) 399-5700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 20, 2009, John A. Rife announced that he will retire as President and Chief Executive Officer of our subsidiary company, United Life Insurance Company, effective immediately. Mr. Rife will continue to serve on the Board of Directors of both United Fire & Casualty Company and United Life Insurance Company.

(c) On May 20, 2009, the Board of Directors named Randy A. Ramlo, United Fire & Casualty Company’s current President and Chief Executive Officer, as President of our subsidiary company, United Life Insurance Company, effective immediately.

We issued a press release on May 21, 2009; regarding Mr. Rife’s retirement as President and Chief Executive Officer of United Life Insurance Company, and Mr. Ramlo’s appointment as President of United Life Insurance Company. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

The following exhibits are furnished herewith.

Exhibit
99.1	Press Release, dated May 21, 2009, announcing the retirement of John A. Rife as President and Chief Executive Officer of our subsidiary company, United Life Insurance Company, and the appointment of Randy A. Ramlo to President of our subsidiary company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)
May 21, 2009

(Date)
/s/ Randy A. Ramlo

Randy A. Ramlo, President and Chief Executive Officer

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